UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2014

MED-CANNABIS PHARMA INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2544 Tarpley Road Suite 12, Carrollton, TX 75006
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

__________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

The Board of Directors of Med-Cannabis Pharma, Inc. (the “Company”) has appointed a second member to the Board of Directors. The new director is Carla Williams.

As the founder, president and PRF of Central Coast ReLeaf, Ms. Williams brings an extensive amount of knowledge concerning the operations and business of a medical dispensary in Oregon. Ms. Williams has served on the City of Newport, Oregon advisory board for medical marijuana facility business licenses. Ms. Williams owns and operates Newport Florist and Gift in Newport, Oregon. Ms. Williams and her family have lived in Newport, Oregon for over 28 years and she is a long-time volunteer for Newport’s Young Life organization.

ITEM 8.01 Other Events.

The Company previously announced its entry into purchase agreement two acquire two medical marijuana dispensaries in Oregon. All the documents and funds concerning the Central Coast dispensary have been deposited into escrow and the parties are working to close that transaction as soon as possible. In the interim, the Company’s wholly-owned subsidiary, Medical Management Systems, Inc. has begun to manage the Central Coast ReLeaf dispensary.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2014	MED-CANNABIS PHARMA, INC.

/s/ Graciela Moreno

Graciela Moreno, CEO

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